Earnings Release Presentation Q4 2021 Wintrust Financial Corporation

2 Celebrated Wintrust’s 30th anniversary by reporting record annual net income and eclipsing $50 billion in total assets. The fourth quarter of 2021 was characterized by significant loan and deposit growth, increased net interest income, seasonally strong mortgage banking revenue, tangible book value growth and impressive credit quality metrics. Q4 2021 Summary

3 ROA3 • Total loans, excluding Paycheck Protection Program (“PPP”) loans, increased by $2.0 billion, or 25% on an annualized basis. • Total deposits increased by $2.1 billion. • Net interest income increased by $8.5 million as compared to the third quarter of 2021 as follows: ◦ Increased $15.5 million primarily due to earning asset growth and a five basis point decline in deposit costs. ◦ Decreased by $7.0 million due to $1.7 million less PPP interest income and $5.3 million less PPP fee income. • Net interest margin decreased by four basis points primarily due to increased liquidity which had approximately a six basis point unfavorable impact. • Recorded a provision for credit losses of $9.3 million in the fourth quarter of 2021 as compared to a negative provision for credit losses of $7.9 million in the third quarter of 2021. The provision for credit losses in the fourth quarter of 2021 was primarily due to strong loan growth with approximately $782,000 of provision for credit losses related to acquired loans. • Recorded $6.2 million of net charge-offs or seven basis points on an annualized basis in the fourth quarter of 2021 as compared to no material net charge-offs in the third quarter of 2021. • Tangible book value per common share (non-GAAP) increased to $59.64 as compared to $58.32 as of September 30, 2021.5 • Tangible book value per common share (non-GAAP) increased to $59.64 as compared to $58.32 as of September 30, 2021.5 $34.8 billion $1.58 Q4 2021 Highlights Other items of note from the Fourth Quarter 2021 Performance Highlights (Q4 2021) $98.8 million Net Income Diluted EPS1 0.80% ROA3 9.05% ROE4 $50.1 billion Total Assets Total Loans $42.1 billion Total Deposits +$2.3 billion Total Assets +$1.5 billion +$2.1 billion Total Loans Total Deposits -$10.4 million Net Income -$0.19 Diluted EPS1 -12 bps2 -126 bps2 ROE4 1.21% 65.64% Net Overhead Ratio Efficiency Ratio (Non-GAAP5) -39 bps2 Efficiency Ratio (Non-GAAP5) -1 bp2 Net Overhead Ratio Fourth Quarter 2021 Highlights as compared to Third Quarter 2021vs. Q3 2021 As of 12/31/2021 vs. 9/30/2021 65.78% Efficiency Ratio (GAAP) -39 bps2 Efficiency Ratio (GAAP) 4 ROE: Return on Average Common Equity 1 Diluted EPS: Net Income Per Common Share - Diluted 3 ROA: Return on Average Assets 5See Non-GAAP reconciliation on pg. 23 2 Bps: Basis Points

4 Earnings Summary Net Income & ROA ($ in Millions) Diluted EPS Key Observations Condensed Income Statement Current Q Difference vs.Current Q • Pre-Provision Net Revenue increased by $15.5 million compared to the prior quarter and $10.8 million as compared to Q4 2020 • $101.2 $153.1 $105.1 $109.1 $98.8 0.92% 1.38% 0.92% 0.92% 0.80% Net Income ROA Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $1.63 $2.54 $1.70 $1.77 $1.58 Diluted EPS Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Pre-Tax Income, excluding Provision for Credit Losses - 5 Quarter Trend (Non-GAAP1) ($ in Millions) $135.9 $161.5 $128.9 $141.8 $146.3 Pre-Tax Income, excluding Provision for Credit Losses Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 1 See Non-GAAP reconciliation on pg. 24 Thousands ($) Q4 2021 Q3 2021 Q4 2020 Net Interest Income $295,976 $8,480 $36,579 Non-Interest Income $133,767 $(2,707) $(24,594) Net Revenue $429,743 $5,773 $11,985 Non-Interest Expense $283,399 $1,255 $1,532 Pre-Provision Net Revenue $146,344 $4,518 $10,453 Provision For Credit Losses $9,299 $17,215 $8,119 Income Before Taxes $137,045 $(12,697) $2,334 Income Tax Expense $38,288 $(2,317) $4,781 Net Income $98,757 $(10,380) $(2,447) Preferred Stock Dividends $6,991 $— $— Net Income Available to Common Shares $91,766 $(10,380) $(2,447) Diluted EPS $1.58 $(0.19) $(0.05) ROA 0.80% -12 bps -12 bps ROE 9.05% -126 bps -125 bps 2 ### 1 Q3 2020 had a $9.0 million state income tax benefit.

Loan Portfolio

WINTRUST

Key Observations

- Total loans, excluding Paycheck Protection Program ("PPP") loans, increased by $2.0 billion, as compared to September 30, 2021, primarily due to a $1.2 billion increase in commercial loans excluding PPP, of which $578 million was related to acquired loans, and a $387 million increase in premium finance receivables - life insurance.
- Total period end loans as of December 31, 2021 were $1.1 billion higher than average total loans in the fourth quarter of 2021.
- Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.1 billion to $1.3 billion at December 31, 2021, as compared to $1.4 billion to $1.5 billion at September 30, 2021. When adjusted for the probability of closing, the pipelines were estimated to be approximately $700 million to $800 million at December 31, 2021, as compared to $900 million to $1.0 billion at September 30, 2021.

Total Loans ($ in Billions)



Year-over-Year Change
$2.7B or 8% in Total Loans, $4.9B or 17% in Total Loans excl. PPP loans
$32.1
$29.4
3.51%
$33.2
$29.9
3.43%
$32.9
$31.0
3.46%
$33.3
$32.2
3.44%
$34.8
$34.2
3.41%
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
Total Loans
Total Loans excl. PPP
Average Total Loan Yield

Loan Composition (as of 12/31/2021)



32%
2%
26%
1%
5%
14%
20%
Commercial excl. PPP
Commercial PPP
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance

Total Loans as of 12/31/2021 vs. 9/30/2021 ($ in Millions)



$33,264
$(524)
$662
$578
$105
$239
$387
$78
$34,789
9/30/2021
Commercial PPP
All Other Commercial Loans
Acquired Insurance Agency Loans
Commercial Real Estate
Premium Finance Receivables - Commercial Insurance
Premium Finance Receivables - Life Insurance
All Other Loans
12/31/2021

5

6 • Total deposits increased by $2.1 billion from the prior quarter end. The increase in deposits includes a $925 million increase in non- interest bearing deposits and a $692 million increase in money market deposits. Non-interest bearing deposits comprise 34% of total deposits as of December 31, 2021. • Rate paid on average interest-bearing deposits decreased 5 basis points from the prior quarter. • The loans to deposits ratio ended the current quarter at 82.6% as compared to 83.3% at prior quarter end. $39,953 $925 $389 $314 $692 $(15) $(162) $42,096 9/30/2021 Non-Interest-B earing NOW and Interest-B earing DDA Wealth Management Deposits Money Market Savings Time Certific ates of Deposit 12/31/2021 Deposit Portfolio Total Deposits ($ in Billions) Total Deposits as of 12/31/2021 vs. 9/30/2021 ($ in Millions)Deposit Composition (as of 12/31/2021) Key Observations $37.1 $37.9 $38.8 $40.0 $42.1 0.51% 0.45% 0.38% 0.29% 0.24% Total Deposits Rate Paid on Average Total Interest-Bearing Deposits 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 34% 10% 11% 27% 9% 9% Non-Interest-Bearing NOW and Interest-Bearing DDA Wealth Management Deposits Money Market Savings Time Certificates of Deposit Year-over-Year Change $5.0B or 13%

7 Liquidity • We continue to maintain excess liquidity and believe that deploying such liquidity could potentially increase our net interest margin and net interest income. • We remain well positioned to benefit from a higher rate environment and are monitoring the available market returns on investments. We intend to be prudent in our decision making. Key Observations Total Average Interest-Bearing Cash1 as a Percentage of Total Average Earning Assets ($ in Billions) $2.2 $4.4 $6.1 $2.2 $4.8 $6.11.68% 0.12% 0.16% Average Balance End of Period Balance Yield Q4 2019 Q4 2020 Q4 2021 Total Average Interest-Bearing Cash1 ($ in Billions) $32.7 $40.7 $46.1 $2.2 $4.4 $6.1 6.7% 10.8% 13.2% Total Average Earning Assets Total Average Interest-Bearing Cash Total Average Interest-Bearing Cash as a % of Total Average Earning Assets Q4 2019 Q4 2020 Q4 2021 Investment Securities ($ in Billions) $3.9 $3.5 $5.3 $4.3 $3.7 $5.4 2.86% 2.11% 2.07% Average Balance End of Period Balance Yield Q4 2019 Q4 2020 Q4 2021 1 Total Average Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents 1 1

8 7.0% 8.5% 10.5% 4.50% 6.00% 8.00% 2.50% 2.50% 2.50% 8.5% 9.6% 11.6% Minimum Requirement Capital Conservation Buffer WTFC 12.1% 0.2% (0.7)% 11.6% 9/30/2021 Retained Earnings and other equity changes Change in RWA 12/31/2021 Capital Q4 2021 Key Observations Strong Capital Levels • Common Equity Tier 1 Capital and Total Capital ratios decreased primarily due to risk-weighted asset growth in Q4 2021. • Q4 2021 dividend of $0.31 per common share increased 11% from Q4 2020. • Tangible book value per common share increased $1.32 from the prior quarter-end and increased $6.41 or 12.0% from Q4 2020. Capital Adequacy1 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Common equity tier 1 capital ratio1 8.8% 9.0% 9.0% 8.9% 8.5% Tier 1 capital ratio1 10.0% 10.2% 10.1% 9.9% 9.6% Total capital ratio1 12.6% 12.6% 12.4% 12.1% 11.6% Tier 1 leverage ratio1 8.1% 8.2% 8.2% 8.1% 8.0% Tangible book value per common share (Non-GAAP2) $53.23 $55.42 $56.92 $58.32 $59.64 Estimated Excess Capital Above Conservation Buffer ($ in Millions) Common equity Tier 1 capital1 Tier 1 capital ratio1 Total capital ratio1 $623 $425 $449 1 Ratios for Q4 2021 are estimated 2 See Non-GAAP reconciliation on pg. 24 3 RWA: Risk-weighted Assets 4 CET1: Common Equity Tier 1 8.8% 9.0% 9.0% 8.9% 8.5% 10.0% 10.2% 10.1% 9.9% 9.6% 12.6% 12.6% 12.4% 12.1% 11.6% 8.1% 8.2% 8.2% 8.1% 8.0% CET1 Ratio Tier 1 Capital Ratio Total Capital Ratio Tier 1 Leverage Ratio 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Total Capital Ratio Rollforward Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Tangible book value per common share (Non-GAAP2) $53.23 $55.42 $56.92 $58.32 $59.64 1 4 3 5 5 Change in subordinated debt driven by a 20% annual phase out of subordinated debt from Tier 2 capital in compliance with Basel III requirements

9 Zelle - Number of Transactions Digital Usage Trends • primarily due to increased trust and asset management fees and brokerage commissions Zelle Payments 83.1 109.4 115.2 Number of Transactions (in Thousands) Q4 2019 Q4 2020 Q4 2021 RDC - Number of Transactions 62.1% 63.8% 66.1% Online/Mobile as a % of Total Retail Checking Households (active within past 90 days) Q4 2019 Q4 2020 Q4 2021 Online/Mobile Use as a % of Total Retail Checking Households Digital Use - Online/Mobile Remote Deposit Capture ("RDC") Zelle has become the fastest growing digital payment option. Since December 2019, Zelle payment volumes increased by 242%, while user volumes increased by 171%. In the last 12 months we have processed over 2.5 million Zelle payments. We have seen a steady increase in RDC adoption. Since December 2019, RDC deposit volumes increased by 39%, while user volumes increased by 49%. Digital adoption continues to increase, with number of households up 22% since year end 2019. As of Q4 2021 approximately 2/3rds of checking clients regularly use the bank's online/mobile offerings. 207.5 476.0 709.1 Number of Transactions (in Thousands) Q4 2019 Q4 2020 Q4 2021 544.2 561.1 578.8 590.5 605.5 52.5% 53.6% 54.7% 55.7% 56.5% Number of Retail Checking E-Statements E-Statements as a % of Retail Checking Statements Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Retail Checking E-Statements - Number of Transactions & Active Users (in Thousands) Retail Checking Electronic Statements ("E- Statements") With the recent deterioration in USPS service levels, e-statements adoption will likely increase as customers pivot to a more reliable delivery channel. Over the last year we have seen stable growth in E-statement adoption with year-over-year user volumes growth of: 11.3%.

10 Awards - Best in Class - Commercial Banking1 • primarily due to increased trust and asset management fees and brokerage commissions 544.2 561.1 578.8 590.5 605.5 52.5% 53.6% 54.7% 55.7% 56.5% Number of Retail Checking E-Statements E-Statements as a % of Retail Checking Statements Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Retail Checking E-Statements - Number of Transactions & Active Users (in Thousands) Retail Checking Electronic Statements ("E- Statements") With the recent deterioration in USPS service levels, e-statements adoption will likely increase as customers pivot to a more reliable delivery channel. Over the last year we have seen stable growth in E-statement adoption with year-over-year user volumes growth of: 11.3%. 1 Source: 2021 Coalition Greenwich Market Tracking Program Our Customers are Highly Satisfied with their Bank. ACCORDING TO OUR CUSTOMERS, WE RANK HIGHEST IN: • Overall satisfaction • Ease of doing business • Bank you can trust • Values long-term relationships • Net promoter score • Overall digital experience PLUS, WE RANK HIGHEST IN THESE CATEGORIES, TOO: RELATIONSHIP MANAGER • Overall satisfaction with relationship manager • Responsiveness and prompt follow-up • Proactively provides advice • Effectively coordinated product specialists • Frequency of contact CASH MANAGEMENT • Overall product capability • Accuracy of operations • Customer service professional CREDIT PROCESS • Speed in responding to a loan request • Flexible terms and conditions • Willingness to extend credit • Digitizing the credit process 97% of our current customers rank their satisfaction with us as “excellent” or “above average.” 97%

11 2.53% 2.53% 2.62% 2.58% 2.54% 2.54% 2.54% 2.63% 2.59% 2.55% 3.02% 2.96% 3.00% 2.90% 2.83% 0.22% 0.21% 0.19% 0.17% 0.14% 0.70% 0.63% 0.56% 0.48% 0.42% Net Interest Margin (GAAP) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) Earning Assets Yield Net Free Funds Contribution Rate on Interest Bearing Liabilities Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Net Interest Margin Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) Key Observations Net Interest Margin (Quarterly Trends) 2.59% (0.07)% 0.06% (0.03)% 2.55% Q3 2021 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q4 2021 1 See Non-GAAP reconciliation on pg. 23 1 2.59% (0.07)% 0.06% (0.03)% 2.55% Q3 2021 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q4 2021 • Q4 2021 net interest income totaled $296.0 million. ◦ A decrease of $8.5 million as compared to Q3 2021 and a decrease of $36.6 million as compared to Q4 2020. • Net interest margin (Non-GAAP1) decreased by 4 bps from the prior quarter: ◦ Earning assets yield down 7 bps. ◦ Interest bearing liability rate down 6 bps. ◦ Net free funds down 3 bps. • Net interest income increased by $8.5 million as compared to the third quarter of 2021 as follows: ◦ Increased $15.5 million primarily due to earning asset growth and a five basis point decline in deposit costs. ◦ Decreased by $7.0 million due to $1.7 million less PPP interest income and $5.3 million less PPP fee income. • Net interest margin decreased by four basis points primarily due to increased liquidity which had approximately a six basis point unfavorable impact. ◦ The rate on interest bearing deposits declined by five basis points which more than offset a three basis point decline in loan yields. • As of December 31, 2021, the Company had approximately $12.7 million of net PPP loan fees that have yet to be recognized in income.

12 53% 44% Current Fed Cycle (–225 bps) Prior Fed Cycle (+225 bps) 1 Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet 2 Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months 3 "Prior Fed Cycle" defined as Q3 2015 to Q2 2019 and "Current Fed Cycle" begins in Q3 2019 to present Rising Rate Scenarios: + 100 Basis Points Interest Rate Sensitivity Loan Repricing - based on estimated cash flows Operating Lease Income, Net ($ in Millions) 9.7% 11.6% 12.4% 4.8% 5.7% 6.9% Static Ramp Q4 2019 Q4 2020 Q4 2021 Key Observations (10.9)% (7.9)% (8.5)% (3.3)% (5.0)% (5.6)% Static Ramp Q4 2019 Q4 2020 Q4 2021 • Based on modeled contractual cash flows, including prepayment assumptions, approximately 80% of our current loan balances are projected to reprice or mature in 2022. • We project that, assuming an immediate and parallel 25 basis point rate hike, the cumulative increase to net interest income in the subsequent 12 months is approximately $40-$50 million. Such projections incorporate a number of assumptions and could materially differ depending on various factors including competition and the macroeconomic environment. • We have approximately $7.6 billion of loans currently priced at their interest rate floor as of December 31, 2021. This includes approximately $6 billion of premium finance life portfolio loans currently priced at interest rate floors based on 12 month LIBOR which on average are exceeded when 12 month LIBOR reaches 1%. Total Deposit Betas for Rate Scenarios —% 28.0% – 100 bps + 100 bps Historical Interest Bearing Deposit Betas 52.5% 27.4% 5.5% 11.4% 3.2% ≤ 3 Months 4-12 Months 1-2 Years 2-5 Years > 5 Years 1 2 3 3

13 Non-Interest Income ($ in Millions) $158.4 $186.5 $129.4 $136.5 $133.8 $26.8 $29.3 $30.7 $31.5 $32.5 $86.8 $113.5 $50.6 $55.8 $53.1 $12.1 $14.4 $12.2 $12.8 $14.2 $11.8 $12.0 $13.2 $14.1 $14.7 $20.9 $17.3 $22.7 $22.3 $19.3 Wealth Management Mortgage Banking Operating Lease Income, net Service Charges on Deposits Other Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Non-Interest Income Wealth Management Revenue ($ in Millions) • Non-interest income totaled $133.8 million. ◦ A decrease of $2.7 million as compared to Q3 2021 and a decrease of $24.6 million as compared to Q4 2020. • Mortgage banking revenue decreased by $2.7 million in Q4 2021 as compared to Q3 2021. See detail on Slide 13. • Wealth management income increased $958,000 as compared to Q3 2021. Key Observations 1 Other NII - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous. 1 $26.8 $29.3 $30.7 $31.5 $32.5 $22.1 $24.3 $25.6 $26.3 $27.2$4.7 $5.0 $5.1 $5.2 $5.3 $30.1 $32.2 $34.2 $34.5 $35.5 Trust and Asset Management Brokerage Assets Under Administration ($ in Billions) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Operating Lease Income, Net ($ in Millions) $12.1 $14.4 $12.2 $12.8 $14.2 $242.4 $239.0 $219.0 $243.9 $242.1 Operating Lease Income, Net Lease Investments, Net (Period-End Balance) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 • primarily due to increased trust and asset management fees and brokerage commissions Confirm AUM correct for all periods.

14 $47.933 $0.111 $(8.5)$(8.6)$(7.5) $(5.2) $18.0 $(5.5)$(0.9) $6.7 $32.0 $71.3 $37.5$39.2$28.2 $9.8 $(55.4) $61.3 $(45.2)$(42.5) $20.3 $15.5 $15.1 $— MSR - Payoffs/Paydowns MSR - Change in Fair Value Model Assumptions Production Revenue Servicing Income & Other MSR Capitalization MSR Hedging Gains (Losses) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Mortgage Banking Production Revenue ($ in Millions) MSR1 Value & Loans Serviced for Others ($ in Millions) Originations for Sale ($ in Millions) Key Observations • Loans originated for sale in the fourth quarter of 2021 totaled $1.3 billion as compared to $1.6 billion in the prior quarter. • Loans serviced for others totaled $13.1 billion in the fourth quarter of 2021 as compared to $12.7 billion in the prior quarter. • Mortgage banking revenue decreased to $53.1 million for the fourth quarter of 2021 as compared to $55.8 million in the third quarter of 2021. Primarily due to: ◦ $11.1 million due to decreased production revenue. ◦ Partially offset by a $8.2 million increase related to the impact of MSR valuation and MSR capitalization, net of payoffs and paydowns. % of MSRs to Loans Serviced for Others Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.85% 1.08% 1.04% 1.05% 1.12% 1 MSR: Mortgage Servicing Right LOGIC IN MORTGAGE BANKING REVENUE NEEDS TO BE MODIFIED Mortgage banking production revenue decreased by $11.1 million as mortgage originations for sale totaled $1.3 billion in the fourth quarter of 2021 as compared to $1.6 billion in the third quarter of 2021. $70.9 $71.3 $37.5 $39.2 $28.2 3.77% 3.66% 2.45% 2.68% 2.47% Production Revenue Production Margin Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $92.1 $124.3 $127.6 $133.6 $147.6$10,833 $11,531 $12,307 $12,720 $13,126 MSRs, at fair value Loans Serviced for Others Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $2,351 $2,222 $1,724 $1,559 $1,299 $1,757 $1,642 $1,329 $1,153 $981 $594 $580 $395 $406 $318 Retail Originations Veterans First Originations Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021

15 $281.9 $286.9 $280.1 $282.1 $283.4 $171.1 $180.8 $172.8 $170.9 $167.1 $20.6 $20.9 $20.9 $22.0 $23.7 $19.7 $20.0 $17.7 $18.2 $18.3 $9.9 $8.5 $11.3 $13.4 $14.0 $9.9 $10.8 $9.9 $10.0 $10.1 $50.7 $45.9 $47.5 $47.6 $50.2 Salaries and Employee Benefits Software and Equipment Occupancy, net Advertising and Marketing Operating Lease Equipment Other Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 1.12% 0.90% 1.32% 1.22% 1.21% 67.53% 64.02% 68.56% 66.03% 65.64% Net Overhead Ratio Efficiency Ratio (Non-GAAP ) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Non-Interest Expense Trending Non-Interest Expense ($ in Millions) Q4 2021 Key Observations • Salaries and employee benefits expense decreased by $3.8 million in the fourth quarter of 2021 as compared to the third quarter of the year. ◦ The $3.8 million decline is primarily related to lower incentive compensation expense and lower commissions expense due to declining mortgage production, partially offset by increased staffing expense as the company grows. • Software and equipment expense increase of $1.7 million is primarily due to accelerated depreciation in the quarter related to the reduction in the useful life of a software asset that is planned to be replaced as we continue to make upgrades to our digital customer experience. 1 Other NIE - includes Professional Fees, Data Processing, amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous Non-Interest Expense - Current Quarter vs. Prior Quarter ($ in Millions) $282.1 $(3.8) $1.7 $0.5 $0.9 $2.0 $283.4 Q3 2021 Salaries and Employee Benefits Software and Equipment Advertising and Marketing OREO Expenses, Net All Other Expenses Q4 2021 1 Expense Management Ratios 2 3 2 Net Overhead Ratio - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency. 3 See Non-GAAP reconciliation on pg. 23 Salaries and employee benefits expense decreased by $1.9 million in the third quarter of 2021 as compared to the second quarter of the year. The $1.9 million decline is primarily related to $6.3 million of lower compensation expense associated with the mortgage banking operation offset somewhat by higher incentive compensation expense for annual bonus and long-term incentive compensation plans during the third quarter relative to the second quarter. • Salaries and employee benefits decrease comprised of: ◦ $7.1 million increase in commissions and incentive compensation. ◦ $0.1 million decrease in employee benefits expense. ◦ $3.5 million decrease in salaries. • Advertising and marketing increase of $0.5 million relates primarily to increased sponsorship activity for the summer months.

Loan Portfolio - Geographic Diversification

WINTRUST

Loan Portfolio[1] - Geographic Diversification[2] as of 12/31/2021



Canada Market: 2%
1%
10%
2%
1%
2%
1%
1%
1%
1%
5%
1%
5%
39%
1%
2%
1%
1%
1%
1%
5%
1%
1%
1%
2%
1%
1%
1%
5%
States/Jurisdictions that individually comprise less than 1% of the Total Loan Portfolio[1]
NP - Puerto Rico
NP - Virgin Islands

Total Loan Portfolio[1]	Primary Geographic Region
Commercial:	
Commercial, industrial and other	Illinois/Wisconsin
Leasing	Nationwide
Franchise Lending	Multi-State
Commercial real estate	
Construction and development	Illinois/Wisconsin
Non-construction	Illinois/Wisconsin
Home equity	Illinois/Wisconsin
Residential Real Estate	Illinois/Wisconsin
Premium finance receivables	
Commercial insurance loans	Nationwide and Canada
Life insurance loans	Nationwide
Consumer and other	Illinois/Wisconsin

Key Observations

- Strong geographical diversification with focus in Midwest, Western and Southern U.S. markets.
- Approximately half of outstanding total loans[1] reside outside of the Company's retail banking footprint.

NP: Not Pictured [1] **Total Loans** excluding PPP [2] **Geographic Diversification:** relevant business location utilized, which can mean the following locations: collateral location, customer business location, customer home address and customer billing address.

16

17 $158.5 $205.9 $380.0 $299.7 0.59% 0.77% 1.18% 0.86% Total Allowance for Credit Losses Total Allowance for Credit Losses as a % of Total Loans 12/31/19 (Pre-CECL) 1/1/2020 (CECL Day 1) 12/31/2020 12/31/2021 Credit Quality • The Company estimates an increase to the allowance for credit losses of approximately 30% to 50% at adoption related to its loan portfolios and related lending commitments. Approximately 80% of the estimated increase is related to: ◦ Additions to existing reserves for unfunded lending-related commitments due to the consideration under CECL of expected utilization by the Company's borrowers over the life of such commitments. ◦ Establishment of reserves for acquired loans which previously considered credit discounts. The Company estimates an insignificant impact at adoption of measuring an allowance for credit losses for other in-scope assets (e.g. held-to-maturity debt securities). Allowance for Credit Losses at Period-End ($ in Millions) Non-Performing Loans ("NPLs") ($ in Millions) Total Provision for Credit Losses & Net Charge-Offs ("NCOs") ($ in Millions) Loan Portfolio by Credit Quality Indicator ($ in Thousands) $127.5 $99.1 $87.7 $90.0 $74.40.40% 0.30% 0.27% 0.27% 0.21% NPLs $ NPLs as a % of Total Loans 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 $10.3 $13.3 $1.9 $— $6.2 $1.2 $(45.3) $(15.3) $(7.9) $9.3 0.13% 0.17% 0.02% —% 0.07% NCOs $ Total Provision for Credit Losses Annualized NCOs as a % of Average Total Loans Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $1.2 $(45.3) $(15.3) $(7.9) $9.3 63.27% Total Provision for Credit Losses Net Charge-Offs as a % of the Provision for Credit Losses 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 $7.8 $53 $135.1 $0 $-0.03$— $— $— $— $0.5$7.8 $53.0 $135.1 $(0.5)876.0% 63.3% Provision for credit losses - PCD Provision for credit losses - non PCD Net charge-offs as a percentage of the provision for credit losses Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Incurred Loss Method CECL Incurred Loss Method CECL Q4 2021 Q3 2021 Increase/ (Decrease) Pass $ 33,700,724 $ 32,045,349 $ 1,655,375 Special Mention 755,859 794,238 (38,379) Substandard Accrual 265,452 340,516 (75,064) Substandard Nonaccrual/Doubtful 67,069 83,940 (16,871) Total Loans $ 34,789,104 $ 33,264,043 $ 1,525,061 Q4 2021 Key Observations During the fourth quarter of 2021, we continued our practice of pursuing the resolution of non-performing credits and executed a loan sale that reduced non-performing loans by approximately $10 million resulting in $1.8 million of net charge-offs. The key drivers of the shift in credit quality mix include: • Risk rating upgrades as a result of improved credit performance. • Increase in pass rated credits was driven by commercial loan growth and higher utilization on existing lines partially offset by decline in PPP Loans.

Credit Quality - Commercial Loans

WINTRUST

Period-End Balances & Annualized Net Charge-off Ratio[1]

($ in Millions)



$9,240
$9,415
$9,563
$10,106
$11,346
0.03%
0.37%
0.08%
0.02%
0.14%
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
Total Commercial Loans2
Net Charge-Offs Ratio

Q4 2021 Key Observations

- Significant loan growth in Q4 2021 of $1.2 billion of which $578 million is attributed to acquired loans.
- Net charge-offs in Q4 2021 were consistent with historical levels.
- The proportion of Commercial non-performing loans remains relatively low as pandemic-driven circumstances continue to improve.
- Line utilization increased slightly in Q4 2021 but remains historically low as a result of factors such as excess liquidity in the market as well as suspension of capital expenditures and other non-working capital payments.

[1] Net Charge-off Ratio is calculated as a percentage of average loans

[2] **Commercial Loans** excludes PPP loans

Non-Performing Loans ("NPLs") ($ in Millions)



$22.1
$22.5
$24.5
$26.5
$20.4
0.18%
0.18%
0.21%
0.24%
0.17%
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
NPLs
NPL as a % of Category

Line Utilization as a % of Commercial Loans



46.1%
45.5%
50.8%
50.6%
41.4%
40.6%
43.0%
41.5%
39.7%
37.7%
38.9%
36.7%
38.4%
37.0%
39.3%
39.0%
39.6%
40.5%
12/31/2019
3/31/2020
6/30/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
Total Commercial (excl. PPP and Leases)
Total Commercial (excl. PPP, Mortgage Warehouse and Leases)

18

19 14% 18% 16%23% 13% 12% 1% 3% Office Industrial Retail Multi-family Mixed use and other Commercial construction Residential construction Land $8,494 $8,545 $8,678 $8,886 $8,990 0.27% 0.04% 0.04% —% 0.01% Total CRE Loans Net Charge-Offs Ratio 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Credit Quality - Commercial Real Estate Loans Period-End Balances & Annualized Net Charge-off Ratio1 ($ in Millions) Non-Performing Loans ("NPLs") ($ in Millions) $46.1 $34.4 $26.0 $23.7 $21.7 0.54% 0.40% 0.30% 0.27% 0.24% NPLs NPL as a % of Category 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Q4 2021 Key Observations • The CRE portfolio continues a steady growth trend while non-performing loans continue to decline. • Charge-offs have generally remained low and reflect the conservative underwriting standards the Company employs. • The CRE portfolio is well-diversified with a majority of its exposure in stabilized, income producing properties. 17% 20% 19% 27% 17% Office (3) Industrial (3) Retail (3) Multi-family (3) Mixed use and other (3) 77% 4% 19% Commercial construction Residential construction Land Commercial Real Estate Loan Composition2 (as of 12/31/2021) 1 Net Charge-off Ratio is calculated as a percentage of average loans 2 As a result of a review of the composition of borrowers within the mixed use and other loan portfolio, the Company identified certain loans that would be more precisely classified within a separate class of non-construction commercial real estate. This change in classification was based on related collateral and source of repayment of the underlying loan

20 $4,054 $3,959 $4,522 $4,617 $4,855 0.27% 0.15% (0.11)% (0.03)% 0.09% Period End Balance Net Charge-Offs Ratio 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Credit Quality - PFR Commercial Origination Trends ($ in Millions) Period-End Balances & Annualized Net Charge-off Ratio1 ($ in Millions) Average Balances & Quarterly Yields ($ in Millions) $3,724.6 $4,134.0 $4,010.5 $3,952.9 5.05% 4.60% 4.60% 4.42% Average Balance Yield Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q4 2021 Key Observations • At the beginning of the pandemic, Premium Finance Receivables ("PFR") - Commercial experienced an increase in NPLs as a result of borrower delinquency, which was exacerbated by state emergency orders delaying cancellation of insurance policies which generate return premiums, the collateral for this portfolio. This caused NPLs to be elevated in 2020 and has subsequently returned to normalized levels in 2021. • Despite the pandemic and state emergency orders, net charge-off levels remained low and characteristic of the low loss levels expected of this portfolio, with the portfolio experiencing net recoveries in Q2 2021 and Q3 2021. • Strong origination volumes in 2021 a result of businesses seeking financing opportunities during the pandemic, hardening insurance markets, additions of new relationships and a low rate environment. 1 Net Charge-off Ratio is calculated as a percentage of average loans $2,467 $2,443 $3,008 $2,756 $3,065 Originations 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Non-Performing Loans ("NPLs") ($ in Millions) $26.1 $14.3 $10.0 $13.1 $12.6 0.64% 0.36% 0.22% 0.28% 0.26% NPLs NPL as a % of Category 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021

21 $5,857 $6,111 $6,360 $6,655 $7,043 —% —% —% —% —% Period End Balance Net Charge-Offs Ratio 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Credit Quality - PFR Life Non-Performing Loans ("NPLs") ($ in Millions)Period-End Balances & Annualized Net Charge-off Ratio1 ($ in Millions) Average Balances & Quarterly Yields ($ in Millions) $5,290.1 $5,462.8 $5,636.3 $5,957.5 3.71% 3.38% 3.74% 2.89% Average Balance Yield Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q4 2021 Key Observations • Throughout the pandemic, the Premium Finance Receivables ("PFR") - Life Insurance portfolio has remained extremely resilient and has continued to demonstrate exceptional credit quality, as shown by the characteristically low net charge-off and NPL levels. • Origination levels have remained strong. Some of the primary drivers of growth in 2021 include: ◦ increased mortality awareness in response to the pandemic. ◦ realized or anticipated changes in tax laws including changes to allowable maximum premium amounts relative to death benefit. ◦ low interest rate environment has made leveraging insurance products attractive to consumers. • Collateral as a percentage of outstanding balance is 117% as of Q4 2021. 1 Net Charge-off Ratio is calculated as a percentage of average loans 2 Total Loan Collateral reported at actual values versus credit advance rate 3 Collateral Coverage is calculated by dividing Total Loan Collateral (Undiscounted) by Total Loan Portfolio Balance $315.4 $442.7 $330.3 $360.0 $371.9 Originations 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Total Loan Collateral2 by Type (as of 12/31/2021) ($ in Millions) No material charge-offs have occurred in the periods presented below. $0.2 —% NPLs NPL as a % of Category 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 $7,072 $1,184 Cash Surrender Value Other 2.6% 65.4% 3.6% 0.8% 18.6% 9.0% Annuity Brokerage Account Certificate of Deposit Bank Cash/Cash Equivalent Letters of Credit Money Market "Other" Loan Collateral2 by Type (as of 12/31/2021) OtherCollateral Coverage3 of 117% NPLs for all quarters except Q1 2021 are zero.

22 $296,138 $14,363 $(10,770) $299,731 9/30/2021 12/31/2021 • Steady macroeconomic indicators and market conditions. • Current economic and political uncertainties. • Ongoing governmental monetary and fiscal support. • Adequate liquidity in the market. • Positive asset quality trends. • Exposure to industries with the highest risk factors. • High touch relationships with commercial and consumer borrowers. • Economic Inputs ◦ Baa Corporate Credit Spread ◦ Commercial Real Estate Price Index ◦ Real GDP Growth Rate ◦ Dow Jones Total Stock Market Index • Portfolio Characteristics ◦ Risk Ratings ◦ Life of Loan Credit Quality - CECL Allowance for Credit Losses ($ in Thousands) - 12/31/2021 vs. 9/30/2021 Key Observations • CECL Day 1 transition adjustment • Includes ACL for loans and leases, off- balance sheet credit exposures and debt securities • New funded and unfunded volume and run-off • Changes in credit quality • Aging of existing portfolio • Shifts in segmentation mix • Changes in specific reserves • Net charge-offs • Changes due to macroeconomic conditions • Model imprecision Day 1 Adjustment Portfolio Changes Economic Factors • Baa Corporate credit spread steadily widens during the 8-Quarter Reasonable and Supportable ("R&S") time period. • Commercial Real Estate Price Index remains flat through Q2 2022 before appreciating during the remainder of the R&S time period. • Real GDP growth rate stays above the potential GDP growth rate of approximately 2.1% in 2022 and 2.0% in 2023. • Dow Jones U.S. Total Stock Market Index steadily declines through Q4 2022 before marginally appreciating during the remainder of the R&S time period. Macroeconomic Scenario Key Model Inputs Qualitative Considerations

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	Years Ended December 31, 2021	December 31, 2020
(A) Interest Income (GAAP)	$ 327,979	$ 322,457	$ 319,579	$ 305,469	$ 307,981	$ 1,275,484	$ 1,293,020
Taxable-equivalent adjustment:							
- Loans	417	411	415	384	324	1,627	2,241
- Liquidity Management Assets	486	492	494	500	530	1,972	2,165
- Other Earning Assets	2	—	—	—	3	2	9
(B) Interest Income (non-GAAP)	$ 328,884	$ 323,360	$ 320,488	$ 306,353	$ 308,838	$ 1,279,085	$ 1,297,435
(C) Interest Expense (GAAP)	$ 32,003	$ 34,961	$ 39,989	$ 43,574	$ 48,584	$ 150,527	$ 253,113
(D) Net Interest Income (GAAP) (A minus C)	$ 295,976	$ 287,496	$ 279,590	$ 261,895	$ 259,397	$ 1,124,957	$ 1,039,907
(E) Net Interest Income (non-GAAP) (B minus C)	$ 296,881	$ 288,399	$ 280,499	$ 262,779	$ 260,254	$ 1,128,558	$ 1,044,322
Net interest margin (GAAP)	**2.54%**	**2.58%**	**2.62%**	**2.53%**	**2.53%**	**2.57%**	**2.72%**
Net interest margin, fully taxable-equivalent (non-GAAP)	**2.55%**	**2.59%**	**2.63%**	**2.54%**	**2.54%**	**2.58%**	**2.73%**
(F) Non-interest income	$ 133,767	$ 136,474	$ 129,373	$ 186,506	$ 158,361	$ 586,120	$ 604,189
(G) (Losses) gains on investment securities, net	(1,067)	(2,431)	1,285	1,154	1,214	(1,059)	(1,926)
(H) Non-interest expense	283,399	282,144	280,112	286,889	281,867	1,132,544	1,040,095
Efficiency ratio (H/(D+F-G))	**65.78%**	**66.17%**	**68.71%**	**64.15%**	**67.67%**	**66.15%**	**63.19%**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**65.64%**	**66.03%**	**68.56%**	**64.02%**	**67.53%**	**66.01%**	**63.02%**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

23

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Tangible Common Equity ($'s and Shares in Thousands):	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	Years Ended December 31, 2021	December 31, 2020
Total shareholders' equity (GAAP)	**$ 4,498,688**	**$ 4,410,317**	**$ 4,339,011**	**$ 4,252,511**	**$ 4,115,995**		
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)		
Less: Intangible assets (GAAP)	(683,456)	(675,910)	(678,333)	(680,052)	(681,747)		
(I) Total tangible common shareholders' equity (non-GAAP)	**$ 3,402,732**	**$ 3,321,907**	**$ 3,248,178**	**$ 3,159,959**	**$ 3,021,748**		
Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands):							
Total shareholders' equity	**$ 4,498,688**	**$ 4,410,317**	**$ 4,339,011**	**$ 4,252,511**	**$ 4,115,995**		
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)		
(L) Total common equity	$ 4,086,188	$ 3,997,817	$ 3,926,511	$ 3,840,011	$ 3,703,495		
(M) Actual common shares outstanding	57,054	56,956	57,067	57,023	56,770		
Book value per common share (L/M)	**$71.62**	**$70.19**	**$68.81**	**$67.34**	**$65.24**		
Tangible book value per common share (non-GAAP) (I/M)	**$59.64**	**$58.32**	**$56.92**	**$55.42**	**$53.23**		
Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands):							
Income before taxes	$ 137,045	$ 149,742	$ 144,150	$ 206,859	$ 134,711	$ 637,796	$ 389,781
Add: Provision for credit losses	9,299	(7,916)	(15,299)	(45,347)	1,180	(59,263)	214,220
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 146,344**	**$ 141,826**	**$ 128,851**	**$ 161,512**	**$ 135,891**	**$ 578,533**	**$ 604,001**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

24

25 This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: • the severity, magnitude and duration of the COVID-19 pandemic, including the emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; Forward-Looking Statements

26 • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware); • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; • the expenses and delayed returns inherent in opening new branches and de novo banks; • liabilities, potential customer loss or reputational harm related to closings of existing branches; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release and this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases and presentations. Forward-Looking Statements